POWER OF ATTORNEY

FORM OF SECTION 16

 The undersigned hereby appoints __Paul Huckfeldt_, Earl Armstrong,  Katrina Holbrook_ and _Yumin Yang__ as the undersigned's true and lawful attorneys-in-fact, each individually with the power to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an executive officer and/or director of __Hooker Furnishings Corporation______ (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute or to amend any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission, the New York Stock Exchange, Nasdaq and/or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully as the undersigned could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney.  The undersigned acknowledges that the foregoing attorneys-in-fact, in acting in such capacities at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements or reports under Section 16(a) of the Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this _________13th_______________day of _____October_________________________2022.

Christopher L. Henson
Christopher L. Henson

STATE OF_____North Carolina________________________________

COUNTY OF_______Forsyth________________________________

I, __Kathleen S. Collins____________________, certify that __Christopher L. Henson______________, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

WITNESS by hand and official seal, this the ____13th___________ day of ____October______________, 2022.
(OFFICIAL SEAL)

Kathleen S. Collins
Notary Signature

Kathleen S. Collins
Notary Public Notary's printed name